Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

INTRUSION INC.

ARTICLE ONE

INTRODUCTION AND NAME

The name of the corporation is Intrusion Inc.  (the “Corporation”).  The Corporation was originally incorporated pursuant to the DGCL on August 30, 1995 under the name of Optical Data Systems, Inc.

This Restatement of the Certificate of Incorporation (the “Restatement” or “Certificate of Incorporation”) is duly adopted pursuant to the requirements of Section 245 of the Delaware General Corporation Law (the “DGCL”).  The Restatement only restates and integrates and does not further amend the provisions of the Corporation’s certificate of incorporation as heretofore amended and supplemented (the “Previous Certificate of Incorporation”).  There is no discrepancy between the provisions of the Previous Certificate of Incorporation and the provisions of this Restatement.

ARTICLE TWO

PERIOD OF DURATION

The period of duration of the Corporation is perpetual or until dissolved or merged or consolidated in some lawful manner.

ARTICLE THREE

PURPOSE AND POWERS

Section 1.  PURPOSE.  The purpose for which the Corporation is organized is to engage in any lawful acts or activities for which corporations may be organized under the DGCL.

Section 2.  POWERS.  Subject to any specific written limitations or restrictions imposed by the DGCL, by other law, or by this Certificate of Incorporation, and solely in furtherance thereof, but not in addition to the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the DGCL, which powers are not inconsistent with this Certificate of Incorporation.

ARTICLE FOUR

CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

Section 1.  AUTHORIZED SHARES.  The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and “Preferred Stock”.  The total number of shares of capital stock which the Corporation shall have authority to issue is EIGHTY-FIVE MILLION (85,000,000), of which EIGHTY MILLION (80,000,000) shall be Common Stock and FIVE MILLION (5,000,000) shall be Preferred Stock.  Each share of Common Stock shall have a par value of ONE CENT ($.01), and each share of Preferred Stock shall have a par value of ONE CENT ($.01).

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof.  The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions.  Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

Section 2.  DESIGNATION OF PREFERRED STOCK; FIRST SERIES.

1.  Number of Shares; Designation.  A total of 1,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation are hereby designated as 5% Convertible Preferred Stock ( “Series 1 Preferred Stock”).  Shares of Series 1 Preferred Stock are being sold for a purchase price of $5.00 per share (the “Series 1 Purchase Price”) pursuant to the Securities Purchase Agreement dated March 25, 2004, among the Corporation and the purchasing parties thereto.

2.  Rank.  Series 1 Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank:

(i) Senior and prior to the Common Stock, par value $0.01 per share, of the Corporation, and any additional series of Preferred Stock which may in the future be issued by the Corporation and are designated in any amendment to this Certificate of Incorporation or the certificate of designations establishing such additional Preferred Stock as ranking junior to the shares of Series 1 Preferred Stock.  Any shares of the Corporation’s capital stock which are junior to the shares of Series 1 Preferred Stock with respect to the payment of dividends are hereinafter referred to as “Junior Dividend Shares” and any shares which are junior to the shares of Series 1 Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Junior Liquidation Shares”;

(ii) Parri passu with any additional series of Preferred Stock which may in the future be issued by the Corporation and are designated in the amendment to this Certificate of Incorporation or the certificate of designations establishing such additional Preferred Stock as ranking equal to the shares of Series 1 Preferred Stock or which do not state they are Junior Dividend Shares or Senior Dividend Shares (as defined below).  Any shares of the Corporation’s capital stock which are equal to the shares of Series 1 Preferred Stock with respect to the payment of dividends are hereinafter referred to as “Parity Dividend Shares” and any shares which are equal to the shares of Series 1 Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Parity Liquidation Shares”; or

(iii) Junior to any additional series of Preferred Stock which may in the future be issued by the Corporation and are designated in the amendment to this Certificate of Incorporation or the certificate of designations establishing such additional Preferred Stock as ranking senior to the shares of Series 1 Preferred Stock.  Any shares of the Corporation’s capital stock which are senior to the shares of Series 1 Preferred Stock with respect to the payment of dividends are hereinafter referred to as “Senior Dividend Shares” and any shares which are senior to the shares of Series 1 Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Senior Liquidation Shares”.

The Corporation may not issue additional shares of Preferred Stock which are not (a) Junior Stock (as defined in paragraph 3(c) below) or (b) both Parity Liquidation Shares and Parity Dividend Shares without the consent of the holders of a majority of the outstanding shares of Series 1 Preferred Stock.

3.  Dividends.  (a) The dividend rate on shares of Series 1 Preferred Stock shall be 5.0% of the Series 1 Purchase Price per share per annum (as adjusted for any stock dividends, combinations or splits, recapitalizations or the like with respect to such shares).  Dividends on shares of Series 1 Preferred Stock shall be fully cumulative, accruing, without interest, from the date of original issuance of Series 1 Preferred Stock through the date of redemption or conversion thereof, and shall be payable in arrears, when, as, and if declared by the Board of Directors out of funds legally available for the payment of dividends, on September 30 and March 31 of each year, commencing September 30, 2004, except that if such date is not a business day then the dividend shall be payable on the first immediately succeeding business day (as used herein, the term “business day” shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in Dallas, Texas) (each such period being hereinafter referred to as a “Dividend Period”).  Dividends shall be payable in cash.  Each dividend shall be paid to the holders of record of shares of Series 1 Preferred Stock as they appear on the stock register of the Corporation on the record date, not less than 10 nor more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors.  Dividends payable for each Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and rounded to the nearest cent.  Dividends on account of arrearages for any past Dividend Period may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.  Dividends shall accrue regardless of whether the Corporation has earnings, whether there are funds legally available therefor and/or whether declared.  No interest shall be payable with respect to any dividend payment that may be in arrears.  Series 3 Holders of shares of Series 1 Preferred Stock called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment on the date fixed for redemption together with all other accrued and unpaid dividends to the date fixed for redemption.  The holders of shares of Series 1 Preferred Stock shall not be entitled to any dividends other than the cash dividends provided for in this paragraph 3.

(b) No cash dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set aside for payment for all accrued dividends with respect to Series 1 Preferred Stock through the most recent Dividend Period ending on or prior to the date of payment.  Unless dividends accrued and payable but unpaid on shares of Series 1 Preferred Stock and any Parity Dividend Shares at the time outstanding have been paid in full, all cash dividends declared by the Corporation upon shares of Series 1 Preferred Stock or Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of any such dividends declared on shares of Series 1 Preferred Stock and the Parity Dividend Shares shall in all cases bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid cash dividends on shares of Series 1 Preferred Stock and the other Parity Dividend Shares, respectively, bear to each other.

(c) If at any time the Corporation has failed to (x) pay or set apart for payment all accrued dividends on any shares of Series 1 Preferred Stock through the then most recent Dividend Period and (y) set apart for payment an amount in cash equal to the scheduled dividend payments for each of the next two Dividend Periods, the Corporation shall not, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to:

(i) declare or pay or set aside for payment any dividend or other distribution on or with respect to the Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares of capital stock of the Corporation ranking junior to shares of Series 1 Preferred Stock both as to the payment of dividends and as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation (“Junior Stock”), or options, warrants or rights to subscribe for or purchase shares of Junior Stock); or

(ii) redeem, purchase or otherwise acquire, or pay into, set apart money or make available for a sinking or other analogous fund for the redemption, purchase or other acquisition of, any shares of Series 1 Preferred Stock (unless all of the shares of Series 1 Preferred Stock are concurrently redeemed), Parity Dividend Shares, Parity Liquidation Shares or shares of Junior Stock for any consideration (except by conversion into or exchange for Junior Stock), other than repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum upon the occurrence of certain events, such as the termination of employment; and provided further, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve month period, unless, in each such case, all dividends accrued on shares of Series 1 Preferred Stock through the most recent Dividend Period and on any Parity Dividend Shares have been or contemporaneously are declared and paid in full.

(d) Any reference to “distribution” contained in this paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

4.  Liquidation.  (a) The liquidation value per share of shares of Series 1 Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, shall be an amount equal to the Series 1 Purchase Price, plus an amount equal to the cash value of dividends accrued and unpaid thereon, whether or not declared, to the payment date.

(b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series 1 Preferred Stock (i) shall not be entitled to receive the liquidation value of the shares held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full, and (ii) shall be entitled to receive the liquidation value of such shares held by them in preference to and in priority over any distributions upon the Junior Liquidation Shares.  Upon payment in full of the liquidation value to which the holders of shares of Series 1 Preferred Stock are entitled, the holders of shares of Series 1 Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.  If the assets of the Corporation are not sufficient to pay in full the liquidation value payable to the holders of shares of Series 1 Preferred Stock and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the holders of shares of Series 1 Preferred Stock and the holders of Parity Liquidation Shares are entitled were paid in full.

(c) For purposes of this paragraph 4, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding capital stock of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary (other than a mere reincorporation transaction), or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding-up of the Corporation, unless otherwise approved by holders of at least two-thirds of the then outstanding shares of Series 1 Preferred Stock, and shall entitle the holders of Series 1 Preferred Stock to receive at the closing in cash, securities or other property (valued as provided in paragraph 4(e) below) amounts as specified in paragraph 4(a) and (b) above.

(d) Written notice of any liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of shares of Series 1 Preferred Stock at their respective addresses as the same shall appear on the books of the transfer agent with respect to Series 1 Preferred Stock.

(e) Whenever the distribution provided for in this paragraph 4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

5.  Optional Redemption.  (a) Shares of Series 1 Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from and after the time that (x) the six-month anniversary of the issuance of shares of Series 1 Preferred Stock occurs, and (y) the Current Market Price for the Common Stock for a period of any 20 out of 30 consecutive trading days equals or exceeds 200% of the Conversion Price (as defined below) then in effect, and (z) the Common Stock underlying the Shares can be sold by the holder thereof without restriction on resale; provided, however, that prior to the last date (the “Final Registration Date”) on which a registration statement is required to remain effective and available for use pursuant to that certain Registration Rights Agreement, dated March 25, 2004 (the “Registration Rights Agreement”), such registration statement is effective and available for use at all times during the period beginning thirty (30) days prior to the date of the redemption notice and ending on the earlier of the redemption date or the Final Registration Date, and is expected to remain effective and available for use until the earlier of thirty (30) days following the redemption date or the Final Registration Date.  The redemption price will be payable in cash and equal to the Series 1 Purchase Price, together with an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the redemption date.  The aggregate payment to each holder of shares of Series 1 Preferred Stock to be redeemed will be rounded to the nearest cent.  Notwithstanding the foregoing, if the date fixed for redemption occurs after a record date for a dividend and prior to the corresponding payment date, such dividend shall be paid on the payment date and the amount payable with respect to each share of Series 1 Preferred Stock redeemed shall not include the amount of the dividend to be so paid.

(b) Not less than 60 nor more than 90 days prior to the date fixed for any redemption of shares of Series 1 Preferred Stock pursuant to this paragraph 5, a notice of redemption shall be mailed by first class mail, postage prepaid, to each holder of shares of Series 1 Preferred Stock to be redeemed at such holder’s last address as it appears on the books of the transfer agent for Series 1 Preferred Stock.  Such notice shall state (i) that the Corporation has elected to redeem all or a portion of the shares of Series 1 Preferred Stock, as specified in such notice, (ii) the redemption price, (iii) the redemption date, (iv) that, unless the Corporation defaults in the payment of the redemption price, all shares of Series 1 Preferred Stock called for redemption shall cease to accrue dividends after the redemption date and shall cease to be outstanding after such date, and (v) any other information required by applicable law to be included therein and any other procedures that a holder of shares of Series 1 Preferred Stock must follow to receive payment for its redeemed shares.  Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder.  Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.  On or after the redemption date, each holder of shares of Series 1 Preferred Stock to be redeemed shall present and surrender such holder’s certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon the redemption price of the shares shall be promptly paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled.  In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued to the holder representing the unredeemed shares of Series 1 Preferred Stock.

(c) If a notice of redemption has been given pursuant to this paragraph 5 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series 1 Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of Series 1 Preferred Stock to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding.  Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the Corporation for the payment of the redemption price.  No holder shall be entitled to receive any interest accrued on funds so deposited from time to time which shall be for the sole benefit of the Corporation.

(d) If a notice of redemption has been given pursuant to this paragraph 5, and any holder of shares of Series 1 Preferred Stock shall, prior to the close of business on the date fixed for redemption, give written notice to the Corporation pursuant to paragraph 6 below of the conversion of any or all of the shares to be redeemed held by the holder, then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph 6 below, whereupon any funds deposited by the Corporation, or on its behalf, with a payment agent or segregated and held in trust by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph 6 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

(e) In every case of redemption of less than all of the outstanding shares of Series 1 Preferred Stock pursuant to this paragraph 5, the shares to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors, provided that only whole shares shall be selected for redemption.

6.  Conversion.  (a) Series 3 Holders of shares of Series 1 Preferred Stock will have the right, exercisable at any time after (x) the issuance by the Corporation of shares of Series 1 Preferred Stock, and (y) prior to redemption of such shares (as described in paragraph 5), to convert, in whole or in part, shares of Series 1 Preferred Stock into shares of Common

Stock (calculated as to each conversion to the nearest 1/100th of a share) at the conversion price in an amount equal to $0.786, subject to adjustment as described below (the “Conversion Price”).  The number of shares of Common Stock into which each share of Series 1 Preferred Stock shall be convertible shall be determined by dividing $5.00, subject to proportional adjustment to reflect any split or consolidation of the Common Stock or any dividend payable on the Common Stock in additional shares of Common Stock (the “Conversion Amount”), by the Conversion Price then in effect.  In the case of shares of Series 1 Preferred Stock called for redemption, conversion rights will expire at the close of business on the business day immediately preceding the redemption date.  Upon conversion of shares of Series 1 Preferred Stock, the Corporation will pay to the holder of the converted shares an amount equal to the dividends accrued but unpaid thereon through the date the notice of conversion is delivered to the Corporation.  Such payment shall be made in cash.  Notwithstanding the foregoing, holders of record of shares of Series 1 Preferred Stock on a record date fixed for the payment of a dividend on such shares shall be entitled to receive the dividend notwithstanding the conversion of the shares prior to the dividend payment date.  A share of Series 1 Preferred Stock may not be converted in part.

(b) In order to exercise the conversion right, the holder of each share of Series 1 Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation in Richardson, Texas (or such other address as the Corporation may designate) and shall give written notice to the Corporation in the form set forth on the reverse of the stock certificates for the shares of Series 1 Preferred Stock that such holder elects to convert the shares represented by such certificate or a portion thereof.  Such notice shall also state the name or names (with address) in which the certificate or certificates for the shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by funds in an amount sufficient to pay any transfer or similar tax required by the provisions of paragraph 6(e) below.  Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series 1 Preferred Stock is registered, be duly endorsed by, or be accompanied by instruments of transfer (in each case, in form reasonably satisfactory to the Corporation), duly executed by the holder or such holder’s duly authorized attorney-in-fact, with such signature guaranteed by a member of the STAMP medallion program.

(c) As promptly as practicable after the surrender of certificates for shares of Series 1 Preferred Stock for conversion and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver to such holder, or on such holder’s written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of Series 1 Preferred Stock in accordance with the provisions of this paragraph 6, and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in paragraph 6(d) below.  Each conversion with respect to any shares of Series 1 Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series 1 Preferred Stock shall have been surrendered (accompanied by the funds, if any, required by paragraph 6(e) below) and such notice and assignment, if any, shall have been received by the Corporation as aforesaid, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be the record holder or holders of such Common Stock upon that date.

(d) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series 1 Preferred Stock.  If more than one share of Series 1 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 1 Preferred Stock so surrendered.  Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of Series 1 Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fraction in an amount equal to the same fraction of the Current Market Price of the Common Stock at the close of business on the day of conversion.

(e) If a holder converts shares of Series 1 Preferred Stock, the Corporation shall pay any and all documentary, stamp or similar issue or transfer tax payable in respect of the issue or delivery of the shares of Series 1 Preferred Stock (or any other securities issued on account thereof pursuant hereto) or Common Stock upon the conversion; provided, however, the Corporation shall not be required to pay any such tax that may be payable because any such shares are issued in a name other than the name of the holder.

(f) The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares of Common Stock to permit the conversion of all of the outstanding shares of Series 1 Preferred Stock.  The Corporation shall from time to time, in accordance with the General Corporation Law of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series 1 Preferred Stock at the time outstanding.  If any shares of Common Stock required to be reserved for issuance upon conversion of shares of Series 1 Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued upon conversion, the Corporation shall in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved.  All shares of Common Stock delivered upon conversion of the shares of Series 1 Preferred Stock will, upon delivery, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

(g) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) In the event that the Corporation shall (A) pay a dividend or make a distribution, in shares of Common Stock, on any class of Capital Stock of the Corporation or any subsidiary which is not directly or indirectly wholly owned by the Corporation, (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of each share of Series 1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share of Series 1 Preferred Stock been converted immediately prior to the occurrence of such event.  An adjustment made pursuant to this paragraph 6(g)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution

(except as provided in paragraph 6(k) below) and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be.

(ii) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this paragraph 6(g)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this paragraph 6(g) shall be made to the nearest cent or nearest 1/100th of a share.

(iii) In the event that, at any time as a result of an adjustment made pursuant to paragraph 6(g)(i) or 6(g)(ii) above, the holder of any share of Series 1 Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series 1 Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs 6(g)(i) and 6(g)(ii) above, and the other provisions of this paragraph 6(g)(iii) with respect to the Common Stock shall apply on like terms to any such other shares.

(h) In case of any reclassification of the Common Stock (other than in a transaction to which paragraph 6(g)(i) applies), any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange which does not result in a liquidation under paragraph 4 above, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series 1 Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of Series 1 Preferred Stock might have been converted immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange assuming that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction, subject to adjustment as provided in paragraph 6(g) above following the date of consummation of such transaction.  As a condition to any such transaction, the Corporation or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right.  The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 6.  The provisions of this paragraph 6(h) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(i) If:

(i) the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to paragraph 6(g); or

(ii) the Corporation shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of any class or any other rights, warrants or options; or

(iii) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, the Corporation shall cause to be filed with the transfer agent for Series 1 Preferred Stock and shall cause to be mailed to the holders of shares of Series 1 Preferred Stock at their addresses as shown on the books of the transfer agent for Series 1 Preferred Stock, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph 6(i).

(j) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent for Series 1 Preferred Stock a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof.  The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of Series 1 Preferred Stock.

(k) In any case in which paragraph 6(g) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to paragraph 6(g) occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any shares of Series 1 Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph 6(d).

(l) In case the Corporation shall take any action affecting the Common Stock, other than actions described in this paragraph 6, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the holders of the shares of Series 1 Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action.

(m) The Corporation shall list the shares of Common Stock required to be delivered upon conversion of shares of Series 1 Preferred Stock, prior to delivery, upon each national securities exchange or any similar system of automated dissemination of securities prices, if any, upon which the Common Stock is listed at the time of delivery.

(n) The Corporation shall not effect any conversion of Series 1 Preferred Stock by any holder, and no person who is a holder of shares of Series 1 Preferred Stock shall have the right to convert its shares into Common Stock, to the extent that after giving effect to such conversion, such person (together with such person’s Affiliates) would beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its Affiliates shall include, without limitation, the number of shares of Common Stock issuable upon conversion of the shares of Series 1 Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted shares of Series 1 Preferred Stock beneficially owned by such person and its Affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such person and its Affiliates (including, without limitation, any debentures, convertible notes or convertible Preferred Stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this paragraph 6(n), in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Corporation’s most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Corporation, or (C) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of any holder of Series 1 Preferred Stock, the Corporation shall within two business days confirm orally and in writing to such holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation by such holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  In effecting the conversion of shares of Series 1 Preferred Stock, the Corporation shall be entitled to rely on a representation by the holder of such shares of Series 1 Preferred Stock as to the number of shares that it beneficially owns for purposes of the above 9.99% limitation calculation.

8.  Status of Shares.  All shares of Series 1 Preferred Stock that are at any time redeemed or converted pursuant to paragraph 5 or 6 above, and all shares of Series 1 Preferred Stock that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

9.  Voting Rights.  Each holder of shares of Series 1 Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series 1 Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law), voting together with the Common Stock as a single class and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series 1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

10.  Restrictions and Limitations.  So long as any shares of Series 1 Preferred Stock remain outstanding, the Corporation, shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series 1 Preferred Stock, voting together as a single class:

(i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock otherwise than by redemption in accordance with paragraph 5 hereof or by conversion in accordance with paragraph 6 hereof;

(ii) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum upon the occurrence of certain events, such as the termination of employment; and provided further, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve month period; or

(iii) Authorize or issue, or obligate itself to issue, any debt security, or otherwise incur indebtedness for borrowed money (other than (A) to a strategic investor in connection with a strategic commercial agreement or transaction as determined by the Board of Directors, (B) pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors, or (C) pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization).

11.  Certain Definitions. Capitalized terms that are defined in this Certificate of Incorporation, such as “Preferred Stock” and “Corporation”, are applicable to this Section 2 of Article Four.  However, as used in this Section 2 of Article Four, the following terms and all capitalized terms in Section 2 of Article Four shall have the following respective meanings or the meanings assigned in the text of Section 2 of Article Four, and such meanings are only applicable to the capitalized terms as they are used in this Section 2 of Article Four:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person.  For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term “controlling” and “controlled” having meanings correlative to the foregoing.

“Associate” of a person means (A) any corporation or organization, other than the Corporation or any subsidiary of the Corporation, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of its equity securities; (B) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries.

“Capital Stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or Preferred Stock of such person or entity, including, without limitation, partnership and membership interests.

“Current Market Price” means, when used with respect to any security as of any date, the volume weighted average price of such security on the ten (10) consecutive trading days immediately preceding such date as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the volume weighted average price of such security on the ten (10) consecutive trading days immediately preceding such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc.  Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the volume weighted average price of such security as of the ten (10) consecutive trading days immediately preceding such date furnished by a New York Stock Exchange member firm selected by the Corporation, or if such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, such price as is determined by the Board of Directors in good faith.

“Related Person” means an individual related to an officer, director or employee of the Corporation or any of its Affiliates which relation is by blood, marriage or adoption and not more remote than first cousin.

Section 3.  DESIGNATION OF PREFERRED STOCK; SECOND SERIES.

1.  Definitions.  Definitions given to capitalized terms in this Section 3 of Article Four and those given in the Series 2 Purchase Agreement (defined below) are only applicable to the usage of those capitalized terms in this Section 3 of Article Four, unless otherwise noted.  However, definitions to certain capitalized terms that are given elsewhere in this Certificate of Incorporation, such as “Preferred Stock” and “Corporation”, are applicable to this Section 3 of Article 4, unless otherwise noted.  For the purposes hereof, the following terms shall have the following meanings in this Section 3 of Article Four:

“Alternate Consideration” shall have the meaning set forth in paragraph 7(e).

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in paragraph 6(b).

“Buy-In” shall have the meaning set forth in paragraph 6(e)(iii).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than a purchaser of Series 2 Preferred Stock under the Series 2 Purchase Agreement or a director, officer or other affiliate (as defined in Rule 144 of the Securities Act) of the Corporation of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the

Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Series 2 Holders’ obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, Series 2 Preferred Stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in paragraph 6(a).

“Conversion Price” shall have the meaning set forth in paragraph 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Series 2 Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Series 2 Holder, who shall be named as a “selling stockholder” thereunder, all as provided in the Registration Rights Agreement.

“Dividend Payment Date” shall have the meaning set forth in paragraph 3(a).

“Effective Date” means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

“Equity Conditions” shall mean, during the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion, if any, (ii) all liquidated damages and other amounts owing in respect of Series 2 Preferred Stock shall have been paid; (iii) there is an effective Conversion Shares Registration Statement pursuant to which the Series 2 Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Triggering Event or event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (vii) the issuance of all of the shares issued or issuable pursuant to the Transaction Documents would not violate the limitations set forth in paragraphs 6(c) and (d) and (viii) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of, or consultants to, the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of (i) any Securities issued hereunder or (ii), convertible securities, options or warrants issued and outstanding on the date of the Series 2 Purchase Agreement, provided that in the case of this clause (ii) such securities have not been amended since the date of the Series 2 Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities other than as a result of the operation of the anti-dilution provisions thereof, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of capital stock, convertible securities, options or warrants issued in connection with any pro rata stock split or stock dividend in respect of any series or class of capital stock of the Corporation or recapitalization by the Corporation, (e) warrants issued pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Corporation’s Board of Directors, (f) shares of capital stock issued in a firm-commitment underwritten public offering of securities pursuant to a registration statement filed under the Securities Act with gross proceeds of at least $30,000,000 and (g) securities issued upon the conversion or exercise of any of the capital stock, convertible securities, options or warrants described in clauses (a) through (f), provided that in the case of this clause (g) such securities have not been amended since the date of the Series 2 Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities other than as a result of the operation of the anti-dilution provisions thereof.

“Existing Preferred Stock” means the Corporation’s 1,000,000 shares of Series 1 Preferred Stock (as defined in Section 2 of this Article Four).

“Forced Conversion Notice” shall have the meaning set forth in paragraph 8(a).

“Forced Conversion Notice Date” shall have the meaning set forth in paragraph 8(a).

“Fundamental Transaction” shall have the meaning set forth in paragraph 7(e).

“Junior Securities” means the Common Stock, the Existing Preferred Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are (a) outstanding on the Original Issue Date and (b) which are explicitly senior or pari passu in rights or liquidation preference to Series 2 Preferred Stock.

“Liquidation” shall have the meaning given such term in paragraph 5.

“New York Courts” shall have the meaning given such term in paragraph 10(d).

“Notice of Conversion” shall have the meaning given such term in paragraph 6(a).

“Original Issue Date” shall mean the date of the first issuance of any shares of Series 2 Preferred Stock regardless of the number of transfers of any particular shares of Series 2 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series 2 Preferred Stock.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Series 2 Purchase Agreement, to which the Corporation and the original Series 2 Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series 2 Holder” shall have the meaning given such term in paragraph 2.

“Series 2 Purchase Agreement” means the Securities Purchase Agreement, dated as March 28, 2005, to which the Corporation and the original Series 2 Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Delivery Date” shall have the meaning given such term in paragraph 6(e).

“Stated Value” shall have the meaning given such term in paragraph 2.

“Subscription Amount” shall mean, as to each Purchaser, the amount to be paid for Series 2 Preferred Stock purchased pursuant to the Series 2 Purchase Agreement as specified below such Purchaser’s name on the signature page of the Series 2 Purchase Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsidiary” shall have the meaning given to such term in the Series 2 Purchase Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Series 2 Purchase Agreement.

“Triggering Event” shall have the meaning set forth in paragraph 9(a).

“Triggering Redemption Amount” for each share of Series 2 Preferred Stock means the sum of (i) the greater of (A) 130% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Conversion Price, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other amounts due in respect of Series 2 Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in paragraph 9(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P.  (based on a Trading Day from 9:30 a.m.  Eastern Time to 4:02 p.m.  Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

“Warrants” means the warrants to purchase up to 600,000 shares of Common Stock issuable pursuant to the Series 2 Purchase Agreement.

2.  Designation, Amount and Par Value.  A total of 1,200,000 shares of Preferred Stock are hereby designated as Series 2 5% Convertible Preferred Stock (“Series 2 Preferred Stock”) (which shall not be subject to increase without the consent of all of the holders of Series 2 Preferred Stock (each, a “Series 2 Holder” and collectively, the “Series 2 Holders”)).  Each share of Series 2 Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $2.50 (the “Stated Value”).  For avoidance of doubt, Series 2 Preferred Stock shall rank senior in priority to any Junior Securities with respect to the payment of dividends and to liquidation rights.

3.  Dividends.  (a) The Series 2 Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 5% per annum (subject to increase pursuant to paragraph 9(b)), payable quarterly on March 1, June 1, September 1 and December 1, beginning with the first such date after the Original Issue Date and on any Conversion Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (“Dividend Payment Date”).  Any dividends that are not paid within five Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment).

(b) So long as any Series 2 Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (unless all of the shares of Series 2 Preferred Stock are concurrently redeemed), other than as a result of the conversion into or exchange for Junior Securities or in connection with repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the happening of certain events, such as termination in an aggregate amount not to exceed $100,000 per calendar year.  So long as any Series 2 Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in paragraph 6 or dividends due and paid in the ordinary course on Series 2 Preferred Stock, including the Existing Preferred Stock, of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities other than dividends or distributions otherwise permitted by this paragraph (b) so long as any dividends due on Series 2 Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with Series 2 Preferred Stock.

(c) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of Series 2 Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Series 2 Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Series 2 Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date if such increase could adversely affect the Corporation’s ability to pay cash dividends on Series 2 Preferred Stock under Section 170 of the Delaware General Corporation Law.  The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of each Series 2 Holder.

(d) Any reference to “distribution” contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, including any Liquidation under paragraph 5.

4.  Voting Rights.  Except as otherwise provided herein and as otherwise required by law, Series 2 Preferred Stock shall have no voting rights.  However, so long as any shares of Series 2 Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Series 2 Holders of the shares of Series 2 Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to Series 2 Preferred Stock or alter or amend this Section Three of Article Four, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in paragraph 5) senior to or otherwise pari passu with Series 2 Preferred Stock, (c) amend its Certificate of Incorporation or other charter documents so as to affect adversely any rights of the Series 2 Holders, (d) increase the authorized number of shares of Series 2 Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

5.  Liquidation.  Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Series 2 Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series 2 Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Series 2 Holders shall be distributed among the Series 2 Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  A Fundamental Transaction shall not be treated as a Liquidation, but a Change of Control Transaction shall be deemed to be a Liquidation.  The Corporation shall mail written notice of any such Liquidation, not less than 30 days prior to the payment date stated therein, to each record Series 2 Holder.

6.  Conversion.  (a) Conversions at Option of Series 2 Holder.  Each share of Series 2 Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth in paragraphs 6(c) and (d)) determined by dividing the Stated Value of such share of Series 2 Preferred Stock by the Conversion Price, at the option of the

Series 2 Holder, at any time and from time to time from and after the Original Issue Date.  Series 2 Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”).  Each Notice of Conversion shall specify the number of shares of Series 2 Preferred Stock to be converted, the number of shares of Series 2 Preferred Stock owned prior to the conversion at issue, the number of shares of Series 2 Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Series 2 Holder delivers such Notice of Conversion to the Corporation by facsimile (the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder.  The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  To effect conversions, as the case may be, of shares of Series 2 Preferred Stock, a Series 2 Holder shall not be required to surrender the certificate(s) representing such shares of Series 2 Preferred Stock to the Corporation unless all of the shares of Series 2 Preferred Stock represented thereby are so converted, in which case the Series 2 Holder shall deliver the certificate representing such share of Series 2 Preferred Stock promptly following the Conversion Date at issue.  Shares of Series 2 Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(b) Conversion Price.  The conversion price for Series 2 Preferred Stock shall equal $2.50 (the “Conversion Price”), subject to adjustment herein.

(c) Beneficial Ownership Limitation.  The Corporation shall not effect any conversion of Series 2 Preferred Stock, and the Series 2 Holder shall not have the right to convert any portion of the Series 2 Preferred Stock to the extent that after giving effect to such conversion, the Series 2 Holder (together with the Series 2 Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Series 2 Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series 2 Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Stated Value of Series 2 Preferred Stock beneficially owned by the Series 2 Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Series 2 Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this paragraph 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  To the extent that the limitation contained in this paragraph 6(c) applies, the determination of whether the Series 2 Preferred Stock is convertible (in relation to other securities owned by the Series 2 Holder together with any affiliates) and of which shares of Series 2 Preferred Stock is convertible shall be in the sole discretion of such Series 2 Holder, and the submission of a Notice of Conversion shall be deemed to be such Series 2 Holder’s determination of whether the shares of Series 2 Preferred Stock may be converted (in relation to other securities owned by such Series 2 Holder) and which shares of the Series 2 Preferred Stock is convertible, in each case subject to such aggregate percentage limitations.  To ensure compliance with this restriction, the Series 2 Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this paragraph 6(c), in determining the number of outstanding shares of Common Stock, the Series 2 Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Series 2 Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Series 2 Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including Series 2 Preferred Stock, by the Series 2 Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this paragraph 6(c) may be waived by the Series 2 Holder, at the election of the Series 2 Holder, upon not less than 61 days’ prior notice to the Corporation, and the provisions of this paragraph 6(c) shall continue to apply until such 61st day (or such later date, as determined by the Series 2 Holder, as may be specified in such notice of waiver).  Notwithstanding any of the foregoing, the foregoing provisions of this paragraph 6(c) shall not apply to any Series 2 Holder who is an officer or director of the Corporation as of the Closing Date or as of the date of conversion.  In addition, if the Series 2 Holder is an officer or director of the Company as of the Original Issue Date, such Series 2 Holder may not convert any of his shares of Series 2 Preferred Stock into shares of Common Stock or receive any shares of Common Stock in connection with a Triggering Event unless and until the issuance of such shares is approved by the Company’s stockholders, to the extent required by the rules and regulations of the Nasdaq Stock Market.

(d) Limitation on Number of Shares Issuable.  Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Series 2 Holder any shares of Common Stock, including pursuant to any rights herein, including, without limitation, any conversion rights, to the extent such shares, when added to the number of shares of Common Stock issued (A) upon conversion of any shares of Series 2 Preferred Stock pursuant to paragraph 6(a) and (B) upon exercise of those certain warrants issued pursuant to the Series 2 Purchase Agreement would exceed 1,211,605 shares of Common Stock immediately prior to the Closing Date, or such greater number of shares of Common Stock permitted pursuant to the corporate governance rules of the Nasdaq Stock Market that is at the time the principal trading exchange or market for the Common Stock, based upon share volume, as confirmed in writing by counsel to the Corporation (the “Maximum Aggregate Share Amount”), unless the Corporation first obtains shareholder approval permitting such issuances in accordance with the Nasdaq Market Place Rule 4350 (“Shareholder Approval”).  Each Series 2 Holder shall be entitled to a portion of the Maximum Aggregate Share Amount equal to the quotient obtained by dividing (x) such the number of shares of Series 2 Preferred Stock initially purchased by such Series 2 Holder by (y) the aggregate number of shares purchased by all Series 2 Holders.  Such portions shall be adjusted upward ratably in the event all of the shares of Series 2 Preferred Stock of any Series 2 Holder are no longer outstanding.  If at any time the number of shares of

Common Stock which could, notwithstanding the limitation set forth herein, be issuable and sold to all Series 2 Holders during the following 12 months equals or exceeds the Maximum Aggregate Share Amount, then the Corporation shall, subject to any requirements in the Series 2 Purchase Agreement to act sooner, obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 75th day after the date in which the Corporation determines (or is notified by any Series 2 Holder) that the Maximum Aggregate Share Amount could be exceeded and shall continue to seek to obtain Shareholder Approval every 75 days until such Shareholder Approval is obtained.

(e) Mechanics of Conversion.

i.  Delivery of Certificate Upon Conversion.  Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver or cause to be delivered to the Series 2 Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Series 2 Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series 2 Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends.  After the Effective Date, the Corporation shall, upon request of the Series 2 Holder, deliver any certificate or certificates representing Common Stock required to be delivered by the Corporation under this paragraph electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Series 2 Holder by the third Trading Day after the Conversion Date, the Series 2 Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series 2 Preferred Stock tendered for conversion.

ii.  Obligation Absolute; Partial Liquidated Damages.  The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Series 2 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Series 2 Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Series 2 Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Series 2 Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Series 2 Holder in connection with the issuance of such Conversion Shares.  In the event a Series 2 Holder shall elect to convert any or all of the Stated Value of its Series 2 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Series 2 Holder or any one associated or affiliated with the Series 2 Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series 2 Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Series 2 Holder in the amount of 150% of the Stated Value of Series 2 Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Series 2 Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  If the Corporation fails to deliver to the Series 2 Holder such certificate or certificates pursuant to paragraph 6(e)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Series 2 Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series 2 Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered.  Nothing herein shall limit a Series 2 Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Series 2 Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

iii.  Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion.  If the Corporation fails to deliver to the Series 2 Holder such certificate or certificates pursuant to paragraph 6(e)(i) by a Share Delivery Date, and if after such Share Delivery Date the Series 2 Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Series 2 Holder of the Conversion Shares which the Series 2 Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall pay in cash to the Series 2 Holder the amount by which (x) the Series 2 Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Series 2 Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed.  For example, if the Series 2 Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series 2 Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Series 2 Holder $1,000.  The Series 2 Holder shall provide the Corporation written notice indicating the amounts payable to the Series 2 Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation.  Nothing herein shall limit a Series 2 Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series 2 Preferred Stock as required pursuant to the terms hereof.

iv.  Reservation of Shares Issuable Upon Conversion.  The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series 2 Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the Series 2 Holder (and the other Series 2 Holders of the Series 2 Preferred Stock), not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Series 2 Purchase Agreement) be issuable (taking into account the adjustments and restrictions of paragraph 7) upon the conversion of all outstanding shares of Series 2 Preferred Stock.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement.

v.  Fractional Shares.  Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time.  If the Corporation elects not, or is unable, to make such a cash payment, the Series 2 Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

vi.  Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Series 2 Preferred Stock shall be made without charge to the Series 2 Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Series 2 Holder of such shares of Series 2 Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

7.  Certain Adjustments.  (a) Stock Dividends and Stock Splits.  If the Corporation, at any time while this Series 2 Preferred Stock is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series 2 Preferred Stock) or any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, including any Liquidation under paragraph 5, (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this paragraph 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) [RESERVED].

(c) Subsequent Rights Offerings.  If the Corporation, at any time while the Series 2 Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of

Common Stock (and not to Series 2 Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions.  If the Corporation, at any time while Series 2 Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Series 2 Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Series 2 Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e) Fundamental Transaction.  If, at any time while this Series 2 Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), (B) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, in each case which does not otherwise constitute a Liquidation (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Series 2 Preferred Stock, the Series 2 Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Series 2 Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series 2 Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to provide the Series 2 Holder with new Series 2 Preferred Stock or other equity security consistent with the foregoing provisions and evidencing the Series 2 Holder’s right to convert such Series 2 Preferred Stock into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph 7(e) and insuring that this Series 2 Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f ) Calculations.  All calculations under this paragraph 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this paragraph 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Notice to Series 2 Holders.

i.  Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any of this paragraph 7, the Corporation shall promptly mail to each Series 2 Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.  Notice to Allow Conversion by Series 2 Holder.  If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock (other than repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the happening of certain events, such as termination in an aggregate amount not to exceed $100,000); (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series 2 Preferred Stock, and shall cause to be mailed to the Series 2 Holder at its last address as its shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Series 2 Holder is entitled to convert the Conversion Amount of this Series 2 Preferred Stock (or any part hereof) during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

8.  Forced Conversion.  (a) Forced Conversion.  Notwithstanding anything herein to the contrary, if after the 12 month anniversary of the Original Issue Date and after the Effective Date the VWAP for each of any 20 consecutive Trading Days (“Threshold Period”), which 20 consecutive Trading Day period shall have commenced only after the Effective Date, exceeds 200% of the then effective Conversion Price, the Corporation may, within 1 Trading Day after any such Threshold Period, deliver a notice to all Series 2 Holders (a “Forced Conversion Notice” and the date such notice is received by the Series 2 Holders, the “Forced Conversion Notice Date”) to cause each Series 2 Holder to immediately convert up to such Series 2 Holder’s entire remaining number of shares of Series 2 Preferred Stock.  The Corporation may only effect a Forced Conversion Notice if all of the Equity Conditions have been met during the Threshold Period through the Forced Conversion Notice Date.  Any Forced Conversion Notices shall be applied ratably to all of the Series 2 Holders in proportion to each Series 2 Holder’s initial purchases of Series 2 Preferred Stock hereunder, provided that any voluntary conversions by a Series 2 Holder shall be applied against such Series 2 Holder’s pro-rata allocation thereby decreasing the aggregate amount forcibly converted hereunder.  Immediately upon the Forced Conversion Notice Date, each outstanding share of Series 2 Preferred Stock shall be converted automatically without any further action by the Series 2 Holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series 2 Preferred Stock are delivered to the Corporation in accordance with the following sentence.  Upon Forced Conversion Notice Date, the Series 2 Holders of Series 2 Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation in accordance with paragraph 6(a); provided that the Series 2 Holders shall have no obligation to deliver a Notice of Conversion.  Thereupon, there shall be issued and delivered to each Series 2 Holder within three (3) Trading Days and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series 2 Preferred Stock surrendered were convertible upon the Forced Conversion Notice Date.

9.  Redemption Upon Triggering Events.  (a) “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.  the failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 230th day after the Original Issue Date;

ii.  if, during the Effectiveness Period, the effectiveness of the Conversion Shares Registration Statement lapses for any reason for more than an aggregate of 90 calendar days (which need not be consecutive days) during any 12 month period, or the Series 2 Holder shall not be permitted to resell Registrable Securities under the Conversion Shares Registration Statement for more than an aggregate of 90 calendar days (which need not be consecutive days) during any 12 month period;

iii.  the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 10th Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Series 2 Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Series 2 Preferred Stock in accordance with the terms hereof;

iv.  one of the Events (as defined in the Registration Rights Agreement) described in subparagraphs (i), (ii) or (iii) of Section 2(b) of the Registration Rights Agreement shall not have been cured to the satisfaction of the Series 2 Holders prior to the expiration of 60 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 230th day after the Original Issue Date, which shall be covered by paragraph 9(a)(i));

v.  the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 10 days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event within five days of the date due;

vi.  the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Series 2 Holder upon a conversion hereunder;

vii.  the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been remedied within 45 calendar days after the date on which written notice of such failure or breach shall have been given;

viii.  the Corporation shall redeem more than a de minimis number of Junior Securities other than as a result of the conversion into or exchange for Junior Securities or in connection with repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the happening of certain events, such as termination, in an aggregate amount not to exceed $100,000 per calendar year;

ix.  the Corporation shall be party to a Change of Control Transaction;

x.  there shall have occurred a Bankruptcy Event;

xi.  the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than 10 Trading Days, which need not be consecutive Trading Days; or

xii.  any breach of the agreements delivered to the initial Series 2 Holders at the Closing pursuant to Section 2.2(a)(vii) of the Series 2 Purchase Agreement.

(b) Upon the occurrence of a Triggering Event, each Series 2 Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Series 2 Holder, to require the Corporation to, (i) with respect to the Triggering Events set forth in paragraphs 9(a) (iii), (v), (vii), (ix) and (x)(as to voluntary filings only)), redeem all of the Series 2 Preferred Stock then held by such Series 2 Holder for a redemption price, in cash, equal to the Triggering Redemption Amount; or, (ii) at the option of the Series 2 Holder and with respect to the Triggering Events set forth in paragraphs 9(a)(i), (ii), (iv), (vi), (viii), (x)(as to involuntary filings only), (xi) and (xii), either (A) redeem all of the Series 2 Preferred Stock then held by such Series 2 Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder or (B) increase the dividend on all of the outstanding Series 2 Preferred Stock held by such Series 2 Holder to equal 18% per annum thereafter; provided, however, the Series 2 Holder shall only have the option of paragraph 9(b)(ii)(A) after the Corporation has obtained Shareholder Approval as required by paragraph 6(d) and, if the Corporation has not obtained such Shareholder Approval), paragraph 9(b)(ii)(B) shall automatically apply irrespective of such Series 2 Holder’s option.  The Triggering Redemption Amount, if in cash or in shares, shall be due and payable or issuable, as the case may be, within 5 Trading Days of the date on which the notice for the payment therefor is provided by a Series 2 Holder (the “Triggering Redemption Payment Date”).  If the Corporation fails to pay the Triggering Redemption Amount hereunder in full pursuant to this paragraph on the date such amount is due in accordance with this paragraph (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate of 18% per annum (or such lesser amount permitted by applicable law), accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full.  For purposes of this paragraph, a share of Series 2 Preferred Stock is outstanding until such date as the Series 2 Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount plus all accrued but unpaid dividends and all accrued but unpaid liquidated damages in cash.

10.  Miscellaneous.  (a) Notices.  Any and all notices or other communications or deliveries to be provided by the Series 2 Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation, at 1101 E.  Arapaho Road, Richardson, Texas 75081, facsimile number 972.301.3892, Attn: Corporate Secretary or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Series 2 Holders delivered in accordance with this paragraph.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Series 2 Holder at the facsimile telephone number or address of such Series 2 Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Series 2 Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this paragraph prior to 5:30 p.m.  (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this paragraph later than 5:30 p.m.  (New York City time) on any date and earlier than 11:59 p.m.  (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation.  Except as expressly provided herein, no provision of this Section Three of Article Four shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series 2 Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Preferred Stock Certificate.  If a Series 2 Holder’s Series 2 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series 2 Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(d) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Section Three of Article Four shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).

Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Section Three of Article Four and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Section Three of Article Four or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of this Section Three of Article Four, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver.  Any waiver by the Corporation or the Series 2 Holder of a breach of any provision of this Section Three of Article Four shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Section Three of Article Four.  The failure of the Corporation or the Series 2 Holder to insist upon strict adherence to any term of this Section Three of Article Four on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Section Three of Article Four.  Any waiver must be in writing.

(f) Severability.  If any provision of this Section Three of Article Four is invalid, illegal or unenforceable, the balance of this Section Three of Article Four shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

(g) Next Trading Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

(h) Headings.  The headings contained in this Section Three of Article Four are for convenience only, do not constitute a part of this Section Three and shall not be deemed to limit or affect any of the provisions hereof.

Section 4.  DESIGNATION OF PREFERRED STOCK; THIRD SERIES.

1.  Definitions. Definitions given to capitalized terms in this Section 4 of Article Four and those given in the Series 3 Purchase Agreement (defined below) are only applicable to the usage of those capitalized terms in this Section 4 of Article Four, unless otherwise noted.  However, definitions to certain capitalized terms that are given elsewhere in this Certificate of Incorporation, such as “Preferred Stock” and “Corporation”, are applicable to this Section 4 of Article 4, unless otherwise noted.  For the purposes hereof, the following terms shall have the following meanings in this Section 4 of Article Four:

“Alternate Consideration” shall have the meaning set forth in paragraph 7(e).

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in paragraph 6(b).

“Buy-In” shall have the meaning set forth in paragraph 6(e)(iii).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than a purchaser of Series 3 Preferred Stock under the Series 3 Purchase Agreement or a director, officer or other affiliate (as defined in Rule 144 of the Securities Act) of the Corporation of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Series 3 Holders’ obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, Series 3 Preferred Stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in paragraph 6(a).

“Conversion Price” shall have the meaning set forth in paragraph 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Series 3 Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Series 3 Holder, who shall be named as a “selling stockholder” thereunder, all as provided in the Registration Rights Agreement.

“Dividend Payment Date” shall have the meaning set forth in paragraph 3(a).

“Effective Date” means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

“Equity Conditions” shall mean, during the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion, if any, (ii) all liquidated damages and other amounts owing in respect of Series 3 Preferred Stock shall have been paid; (iii) there is an effective Conversion Shares Registration Statement pursuant to which the Series 3 Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Triggering Event or event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (vii) the issuance of all of the shares issued or issuable pursuant to the Transaction Documents would not violate the limitations set forth in Paragraphs 6(c) and (d) and (viii) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of, or consultants to, the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of (i) the Warrants or Series 3 Preferred Stock or (ii), convertible securities, options or warrants issued and outstanding on the date of the Series 3 Purchase Agreement, provided that in the case of this clause (ii) such securities have not been amended since the date of the Series 3 Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities other than as a result of the operation of the anti-dilution provisions thereof, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of capital stock, convertible securities, options or warrants issued in connection with any pro rata stock split or stock dividend in respect of any series or class of capital stock of the Corporation or recapitalization by the Corporation, (e) warrants issued pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Corporation’s Board of Directors, (f) securities issued to a registered broker-dealer engaged by the Company to seek financing on the Company’s behalf, paid as compensation for actually obtaining any such financing, (g) shares of capital stock issued in a firm-commitment underwritten public offering of securities pursuant to a registration statement filed under the Securities Act with gross proceeds of at least $30,000,000 and (h) securities issued upon the conversion or exercise of any of the capital stock, convertible securities, options or warrants described in clauses (a) through (g), provided that in the case of this clause (h) such securities have not been amended since the date of the Series 3

Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities other than as a result of the operation of the anti-dilution provisions thereof.

“Existing Preferred Stock” means the Corporation’s 1,000,000 shares of Series 1 Preferred Stock (as defined in Section 2 of this Article Four) and the Company’s 1,200,000 shares of Series 2 Preferred Stock (as defined in Section 3 of this Article Four).

“Forced Conversion Notice” shall have the meaning set forth in paragraph 8(a).

“Forced Conversion Notice Date” shall have the meaning set forth in paragraph 8(a).

“Fundamental Transaction” shall have the meaning set forth in paragraph 7(e).

“Junior Securities” means the Common Stock, the Existing Preferred Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are (a) outstanding on the Original Issue Date and (b) which are explicitly senior or pari passu in rights or liquidation preference to Series 3 Preferred Stock.

“Liquidation” shall have the meaning given such term in paragraph 5.

“New York Courts” shall have the meaning given such term in paragraph 10(d).

“Notice of Conversion” shall have the meaning given such term in paragraph 6(a).

“Original Issue Date” shall mean the date of the first issuance of any shares of Series 3 Preferred Stock regardless of the number of transfers of any particular shares of Series 3 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series 3 Preferred Stock.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Series 3 Purchase Agreement, to which the Corporation and the original Series 3 Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series 3 Holder” shall have the meaning given such term in paragraph 2.

“Series 3 Purchase Agreement” means the Securities Purchase Agreement, dated as of December 2, 2005, to which the Corporation and the original Series 3 Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Delivery Date” shall have the meaning given such term in paragraph 6(e).

“Stated Value” shall have the meaning given such term in paragraph 2.

“Subscription Amount” shall mean, as to each Purchaser, the amount to be paid for Series 3 Preferred Stock purchased pursuant to the Series 3 Purchase Agreement as specified below such Purchaser’s name on the signature page of the Series 3 Purchase Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsidiary” shall have the meaning given to such term in the Series 3 Purchase Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Series 3 Purchase Agreement.

“Triggering Event” shall have the meaning set forth in paragraph 9(a).

“Triggering Redemption Amount” for each share of Series 3 Preferred Stock means the sum of (i) the greater of (A) 130% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Conversion Price, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other amounts due in respect of Series 3 Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Paragraph 9(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P.  (based on a Trading Day from 9:30 a.m.  Eastern Time to 4:02 p.m.  Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; ( c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

“Warrants” means the warrants to purchase up to approximately 283,000 shares of Common Stock issued pursuant to the Series 3 Purchase Agreement.

2.  Designation, Amount and Par Value.  A total of 565,000 Preferred Stock are hereby designated as Series 3 5% Convertible Preferred Stock (“Series 3 Preferred Stock”) (which shall not be subject to increase without the consent of 75% in interest of the holders of Series 3 Preferred Stock (each, a “Series 3 Holder” and collectively, the “Series 3 Holders”)).  Each share of Series 3 Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $2.18 (the “Stated Value”).  For avoidance of doubt, Series 3 Preferred Stock shall rank senior in priority to any Junior Securities with respect to the payment of dividends and to liquidation rights.

3.  Dividends.  (a) The Series 3 Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 5% per annum (subject to increase pursuant to Paragraph 9(b)), payable quarterly on March 1, June 1, September 1 and December 2, beginning with the first such date after the Original Issue Date and on any Conversion Date (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (“Dividend Payment Date”).  Any dividends that are not paid within five Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment).

(b) So long as any Series 3 Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (unless all of the shares of Series 3 Preferred Stock are concurrently redeemed), other than as a result of the conversion into or exchange for Junior Securities or in connection with repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the happening of certain events, such as termination in an aggregate amount not to exceed $100,000 per calendar year.  So long as any Series 3 Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Paragraph 6 or dividends due and paid in the ordinary course on Series 3 Preferred Stock, including the Existing Preferred Stock, of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities other than dividends or distributions otherwise permitted by this paragraph (b) so long as any dividends due on Series 3 Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with Series 3 Preferred Stock.

(c) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of Series 3 Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Series 3 Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Series 3 Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date if such increase could adversely affect the Corporation’s ability to pay cash dividends on Series 3 Preferred Stock under Section 170 of the Delaware General Corporation Law.  The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of Series 3 Holders of at least 75% of the outstanding shares of Series 3 Preferred Stock.

(d) Any reference to “distribution” contained in this Paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, including any Liquidation under Paragraph 5.

4.  Voting Rights.  Except as otherwise provided herein and as otherwise required by law, Series 3 Preferred Stock shall have no voting rights.  However, so long as any shares of Series 3 Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of 75% in interest of the Series 3 Holders of the shares of Series 3 Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to Series 3 Preferred Stock or alter or amend this Section Four of Article Four, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with Series 3 Preferred Stock, (c) amend its Certificate of Incorporation or other charter documents so as to affect adversely any rights of the Series 3 Holders, (d) increase the authorized number of shares of Series 3 Preferred Stock, or (e) enter into any agreement with respect to the foregoing.  Notwithstanding any provision of the Corporation’s Certificate of Incorporation or bylaws (each as amended to date) to the contrary, any matter requiring the vote or consent of the Series 3 Holders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be taken, shall be signed by the Series 3 Holders of outstanding Series 3 Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series 3 Preferred Stock entitled to vote thereon were present and voted.

5.  Liquidation.  Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Series 3 Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series 3 Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Series 3 Holders shall be distributed among the Series 3 Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  A Fundamental Transaction shall not be treated as a

Liquidation, but a Change of Control Transaction shall be deemed to be a Liquidation.  The Corporation shall mail written notice of any such Liquidation, not less than 30 days prior to the payment date stated therein, to each record Series 3 Holder.

6.  Conversion.  (a) Conversions at Option of Series 3 Holder.  Each share of Series 3 Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth in Sections 6(c) and (d)) determined by dividing the Stated Value of such share of Series 3 Preferred Stock by the Conversion Price, at the option of the Series 3 Holder, at any time and from time to time from and after the Original Issue Date.  Series 3 Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”).  Each Notice of Conversion shall specify the number of shares of Series 3 Preferred Stock to be converted, the number of shares of Series 3 Preferred Stock owned prior to the conversion at issue, the number of shares of Series 3 Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Series 3 Holder delivers such Notice of Conversion to the Corporation by facsimile (the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder.  The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  To effect conversions, as the case may be, of shares of Series 3 Preferred Stock, a Series 3 Holder shall not be required to surrender the certificate(s) representing such shares of Series 3 Preferred Stock to the Corporation unless all of the shares of Series 3 Preferred Stock represented thereby are so converted, in which case the Series 3 Holder shall deliver the certificate representing such share of Series 3 Preferred Stock promptly following the Conversion Date at issue.  Shares of Series 3 Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(b) Conversion Price.  The conversion price for Series 3 Preferred Stock shall equal $2.18 (the “Conversion Price”), subject to adjustment herein.

(c) Beneficial Ownership Limitation.  The Corporation shall not effect any conversion of Series 3 Preferred Stock, and the Series 3 Holder shall not have the right to convert any portion of Series 3 Preferred Stock to the extent that after giving effect to such conversion, the Series 3 Holder (together with the Series 3 Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Series 3 Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of Series 3 Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Stated Value of Series 3 Preferred Stock beneficially owned by the Series 3 Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Series 3 Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  To the extent that the limitation contained in this paragraph 6(c) applies, the determination of whether Series 3 Preferred Stock is convertible (in relation to other securities owned by the Series 3 Holder together with any affiliates) and of which shares of Series 3 Preferred Stock is convertible shall be in the sole discretion of such Series 3 Holder, and the submission of a Notice of Conversion shall be deemed to be such Series 3 Holder’s determination of whether the shares of Series 3 Preferred Stock may be converted (in relation to other securities owned by such Series 3 Holder) and which shares of the Series 3 Preferred Stock is convertible, in each case subject to such aggregate percentage limitations.  To ensure compliance with this restriction, the Series 3 Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Series 3 Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Series 3 Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Series 3 Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series 3 Preferred Stock, by the Series 3 Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this Section 6(c) may be waived by the Series 3 Holder, at the election of the Series 3 Holder, upon not less than 61 days’ prior notice to the Corporation, and the provisions of this Section 6(c) shall continue to apply until such 61st day (or such later date, as determined by the Series 3 Holder, as may be specified in such notice of waiver); provided, that upon any such waiver, the beneficial ownership limitation shall be 9.99%, which may not be waived by the Series 3 Holder.  Notwithstanding any of the foregoing, the foregoing provisions of this Section 6(c) shall not apply to any Series 3 Holder who is an officer or director of the Corporation as of the Closing Date or as of the date of conversion.  In addition, if the Series 3 Holder is an officer or director of the Company as of the Original Issue Date, such Series 3 Holder may not convert any of his shares of Series 3 Preferred Stock into shares of Common Stock or receive any shares of Common Stock in connection with a Triggering Event unless and until the issuance of such shares is approved by the Company’s stockholders, to the extent required by the rules and regulations of the Nasdaq Stock Market.

(d) Limitation on Number of Shares Issuable.  Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Series 3 Holder any shares of Common Stock, including pursuant to any rights herein, including, without limitation, any conversion rights, to the extent such shares, when added to the number of shares of Common Stock issued upon conversion of any shares of Series 3 Preferred Stock pursuant to Section 6(a) or upon exercise of any Warrants would exceed 1,381,900, or such greater number of shares of Common Stock permitted pursuant to the corporate governance rules of the Nasdaq Stock Market that is at the time the principal trading exchange or market for the Common Stock, based upon share volume, as confirmed in writing by counsel to the Corporation (the “Maximum Aggregate Share Amount”), unless the Corporation first obtains shareholder approval permitting such issuances in accordance with the Nasdaq Market Place Rule 4350 (“Shareholder Approval”).  Each Series 3 Holder shall be entitled to a portion of the Maximum Aggregate Share Amount equal to the quotient obtained by dividing (x) such the number of shares of Series 3 Preferred Stock initially purchased by such Series 3 Holder by (y) the aggregate number of shares purchased by all Series 3 Holders.  Such portions shall be adjusted upward ratably in the event all of the shares of Series 3 Preferred Stock of any Series 3 Holder are no longer outstanding.

(e) Mechanics of Conversion

i.  Delivery of Certificate Upon Conversion.  Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver or cause to be delivered to the Series 3 Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Series 3 Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series 3 Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends.  After the Effective Date, the Corporation shall, upon request of the Series 3 Holder, deliver any certificate or certificates representing Common Stock required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Series 3 Holder by the third Trading Day after the Conversion Date, the Series 3 Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series 3 Preferred Stock tendered for conversion.

ii.  Obligation Absolute; Partial Liquidated Damages.  The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Series 3 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Series 3 Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Series 3 Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Series 3 Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Series 3 Holder in connection with the issuance of such Conversion Shares.  In the event a Series 3 Holder shall elect to convert any or all of the Stated Value of its Series 3 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Series 3 Holder or any one associated or affiliated with the Series 3 Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series 3 Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Series 3 Holder in the amount of 150% of the Stated Value of Series 3 Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Series 3 Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  If the Corporation fails to deliver to the Series 3 Holder such certificate or certificates pursuant to Section 6(e)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Series 3 Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series 3 Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after three Trading Days and increasing to $200 per Trading Day six Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered.  Nothing herein shall limit a Series 3 Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Series 3 Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

iii.  Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion.  If the Corporation fails to deliver to the Series 3 Holder such certificate or certificates pursuant to Section 6(e)(i) by a Share Delivery Date, and if after such Share Delivery Date the Series 3 Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Series 3 Holder of the Conversion Shares which the Series 3 Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall pay in cash to the Series 3 Holder the amount by which (x) the Series 3 Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Series 3 Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed.  For example, if the Series 3 Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series 3 Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Series 3 Holder $1,000.  The Series 3 Holder shall provide the Corporation written notice indicating the amounts payable to the Series 3 Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation.  Nothing herein shall limit a Series 3 Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series 3 Preferred Stock as required pursuant to the terms hereof.

iv.  Reservation of Shares Issuable Upon Conversion.  The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series 3 Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the Series 3 Holder (and the other Series 3 Holders of the Series 3 Preferred Stock), not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Series 3 Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series 3 Preferred Stock.  The

Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement.

v.  Fractional Shares.  Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time.  If the Corporation elects not, or is unable, to make such a cash payment, the Series 3 Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

vi.  Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Series 3 Preferred Stock shall be made without charge to the Series 3 Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Series 3 Holder of such shares of Series 3 Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

7.  Certain Adjustments.  (a) Stock Dividends and Stock Splits.  If the Corporation, at any time while this Series 3 Preferred Stock is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series 3 Preferred Stock) or any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, including any Liquidation under Section 5, (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) [RESERVED].

(c) Subsequent Rights Offerings.  If the Corporation, at any time while the Series 3 Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Series 3 Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions.  If the Corporation, at any time while Series 3 Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Series 3 Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Series 3 Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e) Fundamental Transaction.  If, at any time while this Series 3 Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), (B) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, in each case which does not otherwise constitute a Liquidation (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Series 3 Preferred Stock, the Series 3 Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate

Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Series 3 Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series 3 Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to provide the Series 3 Holder with new Series 3 Preferred Stock or other equity security consistent with the foregoing provisions and evidencing the Series 3 Holder’s right to convert such Series 3 Preferred Stock into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Series 3 Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f) Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Notice to Series 3 Holders.

i.  Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any of this Section 7, the Corporation shall promptly mail to each Series 3 Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.  Notice to Allow Conversion by Series 3 Holder.  If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock (other than repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the happening of certain events, such as termination in an aggregate amount not to exceed $100,000); (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series 3 Preferred Stock, and shall cause to be mailed to the Series 3 Holder at its last address as its shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Series 3 Holder is entitled to convert the Conversion Amount of this Series 3 Preferred Stock (or any part hereof) during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

8.  Forced Conversion.  (a) Forced Conversion.  Notwithstanding anything herein to the contrary, if after the 12 month anniversary of the Original Issue Date and after the Effective Date the VWAP for each of any 20 consecutive Trading Days (“Threshold Period”), which 20 consecutive Trading Day period shall have commenced only after the Effective Date, exceeds 200% of the then effective Conversion Price, the Corporation may, within 1 Trading Day after any such Threshold Period, deliver a notice to all Series 3 Holders (a “Forced Conversion Notice” and the date such notice is received by the Series 3 Holders, the “Forced Conversion Notice Date”) to cause each Series 3 Holder to immediately convert up to such Series 3 Holder’s entire remaining number of shares of Series 3 Preferred Stock.  The Corporation may only effect a Forced Conversion Notice if all of the Equity Conditions have been met during the Threshold Period through the Forced Conversion Notice Date.  Any Forced Conversion Notices shall be applied ratably to all of the Series 3 Holders in proportion to each Series 3 Holder’s initial purchases of Series 3 Preferred Stock hereunder, provided that any voluntary conversions by a Series 3 Holder shall be applied against such Series 3 Holder’s pro-rata allocation thereby decreasing the aggregate amount forcibly converted hereunder.  Immediately upon the Forced Conversion Notice Date, each outstanding share of Series 3 Preferred Stock shall be converted automatically without any further action by the Series 3 Holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series 3 Preferred Stock are delivered to the Corporation in accordance with the following sentence.  Upon the Forced Conversion Notice Date, the Series 3 Holders of Series 3 Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation in accordance with Section 6(a); provided that the Series 3 Holders shall have no obligation to deliver a Notice of Conversion.  Thereupon, there shall be issued and delivered to each Series 3 Holder within three (3) Trading Days and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series 3 Preferred Stock surrendered were convertible upon the Forced Conversion Notice Date.

9.  Redemption Upon Triggering Events.  (a) “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.  the failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 230th day after the Original Issue Date;

ii.  if, during the Effectiveness Period, the effectiveness of the Conversion Shares Registration Statement lapses for any reason for more than an aggregate of 90 calendar days (which need not be consecutive days) during any 12 month period, or the Series 3 Holder shall not be permitted to resell Registrable Securities under the Conversion Shares Registration Statement for more than an aggregate of 90 calendar days (which need not be consecutive days) during any 12 month period;

iii.  the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 10th Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Series 3 Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Series 3 Preferred Stock in accordance with the terms hereof;

iv.  one of the Events (as defined in the Registration Rights Agreement) described in subsections (i), (ii) or (iii) of Section 2(b) of the Registration Rights Agreement shall not have been cured to the satisfaction of the Series 3 Holders prior to the expiration of 60 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of a Conversion Shares Registration Statement to be declared effective by the Commission on or prior to the 230th day after the Original Issue Date, which shall be covered by Section 9(a)(i));

v.  the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 10 days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event within five days of the date due;

vi.  the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Series 3 Holder upon a conversion hereunder;

vii.  the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been remedied within 45 calendar days after the date on which written notice of such failure or breach shall have been given;

viii.  the Corporation shall redeem more than a de minimis number of Junior Securities other than as a result of the conversion into or exchange for Junior Securities or in connection with repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the happening of certain events, such as termination, in an aggregate amount not to exceed $100,000 per calendar year;

ix.  the Corporation shall be party to a Change of Control Transaction;

x.  there shall have occurred a Bankruptcy Event;

xi.  the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than 10 Trading Days, which need not be consecutive Trading Days; or

xii.  any breach of the agreements delivered to the initial Series 3 Holders at the Closing pursuant to Section 2.2(a)(vii) of the Series 3 Purchase Agreement.

(b) Upon the occurrence of a Triggering Event, each Series 3 Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Series 3 Holder, to require the Corporation to, (i) with respect to the Triggering Events set forth in Sections 9(a) (iii), (v), (vii), (ix) and (x)(as to voluntary filings only)), redeem all of the Series 3 Preferred Stock then held by such Series 3 Holder for a redemption price, in cash, equal to the Triggering Redemption Amount; or, (ii) at the option of the Series 3 Holder and with respect to the Triggering Events set forth in Sections 9(a)(i), (ii), (iv), (vi), (viii), (x)(as to involuntary filings only), (xi) and (xii), either (A) redeem all of the Series 3 Preferred Stock then held by such Series 3 Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder, but in no event less than $0.87 (adjusted for any stock splits and like capital adjustments after the Original Issue Date) or (B) increase the dividend on all of the outstanding Series 3 Preferred Stock held by such Series 3 Holder to equal 18% per annum thereafter; provided, however, the aggregate number of shares issuable upon a Triggering Event, when added to all actual or potential Conversion Shares, shall not exceed the Maximum Aggregate Share Amount.  The Triggering Redemption Amount, if in cash or in shares, shall be due and payable or issuable, as the case may be, within five Trading Days of the date on which the notice for the payment therefor is provided by a Series 3 Holder (the “Triggering Redemption Payment Date”).  If the Corporation fails to pay the Triggering Redemption Amount hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate of 18% per annum (or such lesser amount permitted by applicable law), accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full.  For purposes of this Section, a share of Series 3 Preferred Stock is outstanding until such date as the Series 3 Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount plus all accrued but unpaid dividends and all accrued but unpaid liquidated damages in cash.

10.  Miscellaneous.  (a) Notices.  Any and all notices or other communications or deliveries to be provided by the Series 3 Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation, at 1101 E.  Arapaho Road, Richardson, Texas 75081, facsimile number 972.301.3892, Attn: Corporate Secretary or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Series 3 Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Series 3 Holder at the facsimile telephone number or address of such Series 3 Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Series 3 Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m.  (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m.  (New York City time) on any date and earlier than 11:59 p.m.  (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation.  Except as expressly provided herein, no provision of this Section Four of Article Four shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series 3 Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Preferred Stock Certificate.  If a Series 3 Holder’s Series 3 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series 3 Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(d) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Section Four of Article Four shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Section Four of Article Four and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Section Four of Article Four or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of this Section Four of Article Four, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver.  Any waiver by the Corporation or the Series 3 Holder of a breach of any provision of this Section Four of Article Four shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Section Four of Article Four.  The failure of the Corporation or the Series 3 Holder to insist upon strict adherence to any term of this Section Four of Article Four on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Section Four of Article Four.  Any waiver must be in writing.

(f) Severability.  If any provision of this Section Four of Article Four is invalid, illegal or unenforceable, the balance of this Section Four of Article Four shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

(g) Next Trading Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

(h) Headings.  The headings contained in this Section Four of Article Four are for convenience only, do not constitute a part of this Section and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.  PREEMPTIVE RIGHTS.  No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by this Certificate of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

Section 6.  VOTING.  In the exercise of voting privileges, each holder of shares of the Common Stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation, and each holder of any series of Preferred Stock of the Corporation shall have such voting rights, if any, as shall be specified for such series.  In all elections of Directors of the Corporation, cumulative voting is expressly prohibited.  As such, each holder of shares of capital stock of the Corporation entitled to vote at the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of Directors.  With respect to any action to be taken by the Stockholders of the Corporation as to any matter other than the election of Directors, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the Stockholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action.

Section 7.  NO STOCKHOLDER ACTION BY CONSENT.  Any action required by the DGCL to be taken by the Stockholders shall be taken only at a duly called annual or special meeting of the Stockholders at which a quorum is present, and may not be taken without a meeting, without prior notice, and without a vote, by a consent or consents in writing setting forth the action so taken signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon.

Section 8.  FOUR TO ONE COMMON STOCK REVERSE SPLIT.  Effective on March 29, 2004 (such date being for purposes of this Section Eight of Article Four, the “Effective Date”), all shares of Common Stock of the Corporation that are either issued or outstanding or held as treasury shares (collectively “Existing Common Stock”) shall be and hereby are automatically combined and reclassified as follows: each four (4) shares of Existing Common Stock shall be combined and reclassified (the “Reverse Split”) as one (1) share of issued and outstanding Common Stock (“New Common Stock”).  In the case of any holder of fewer than four (4) shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by four (4), does not result in a whole number (such fractional interest, a “Fractional Share”), such holder shall be issued one whole share of New Common Stock in lieu of the Fractional Share of New Common Stock that such holder would otherwise be entitled to receive as a result of such issuance and, upon such issuance, such whole shares shall be deemed to have been duly authorized, fully paid, validly issued and nonassessable.  The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock.  From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive New Common Stock.  For all options issued by the Corporation which are outstanding on the Effective Date, the number of shares into which they are exercisable shall be accordingly reduced and the per share exercise price therefore shall be accordingly increased to account for the Reverse Split.  From and after the Effective Date, the term “New Common Stock” as used in this Section Eight of Article Four shall mean Common Stock as provided, and used elsewhere, in this Certificate of Incorporation.

ARTICLE FIVE

REGISTERED OFFICE AND AGENT

Section 1.  REGISTERED OFFICE.  The street address of the registered office of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware.

Section 2.  REGISTERED AGENT.  The name of the initial registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE SIX

DIRECTORS

Section 1.  BOARD OF DIRECTORS.  The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors which shall consist of not less than one Director, the exact number of which shall be determined in accordance with the Bylaws of the Corporation.  The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the DGCL.  A Director shall hold office until the next annual meeting of the Stockholders of the Corporation and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.  A Director elected by the Board of Directors to fill a newly created Directorship resulting from an increase in the number of Directors shall hold office until the next annual meeting of the Stockholders of the Corporation and until his successor shall be elected and shall qualify.  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of Stockholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of the Certificate of Designations applicable thereto, and such Directors so elected shall not be divided into classes unless expressly provided by such terms.  Further, any such Directors elected by one or more classes or series of Preferred Stock may be removed at any time, with or without cause (except as other provided in Section 4 of this Article below), by, and only by, the affirmative vote of the holders of record of a majority of the outstanding shares of such class or series given at a special meeting if such Stockholders called for such purpose.

Section 2.  LIMITATION ON LIABILITY OF DIRECTORS.  Pursuant to Section 102(b)(7) of the DGCL, a Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director’s duty of loyalty to the Corporation or its Stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the Director derived an improper personal benefit.  If the DGCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL or other applicable provision of Delaware law as amended.  Any repeal or modification of this Section 2 by the Stockholders of this Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.  Section 3.  ELECTION AND REMOVAL OF DIRECTORS.  Election of Directors need not be by written ballot.  Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except as otherwise provided by law and except if the directors of the Corporation are ever divided into two or three classes, any Director may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election for such class of Directors.

ARTICLE SEVEN

SPECIAL POWERS OF BOARD OF DIRECTORS

In furtherance and not in limitation of the powers conferred under the DGCL, the Board of Directors is expressly authorized:

1.                                       To adopt, amend or repeal the Bylaws of the Corporation;

2.                                       To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

3.                                       To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created;

4.                                       By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation; the board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the DGCL requires a particular matter to be authorized by the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of the committee or committees, the member or members thereof present at any meeting and not disqualified form voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

5.                                       When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a Stockholders meeting duly called upon such notice as is required by statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and in the best interests of the Corporation.

ARTICLE EIGHT

ADDITIONAL POWERS IN BYLAWS

The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and those expressly conferred upon them by the DGCL.

ARTICLE NINE

TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS

No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Directors or Officers of the Corporation are directors, officers or partners, or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if any one of the following conditions are met: 1.  The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Board of Directors of the Corporation or the committee thereof that considers the contract or transaction, and the Board of Directors of the Corporation or committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or 2.  The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Stockholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the Stockholders of the Corporation at any annual or special meeting of Stockholders called for that purpose; or 3.  The contract or transaction is fair to the Corporation at the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the Stockholders of the Corporation.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting or the Board of Directors of the Corporation or of a committee thereof that authorizes such contract or transaction.

ARTICLE TEN

INDEMNIFICATION

Section 1.  MANDATORY INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.  Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (the “Proceeding “), by reason of the fact that he is or was an Officer or a Director of the Corporation, or who, while a Director or Officer of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding.  Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the DGCL and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

Section 2.  NATURE OF INDEMNIFICATION.  The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of Stockholders or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3.  INSURANCE.  The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the DGCL.

ARTICLE ELEVEN

ARRANGEMENT WITH CREDITORS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE TWELVE

AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation.  Notwithstanding the preceding, the Stockholders of the Corporation shall also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE THIRTEEN

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision continued in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the DGCL or this Certificate of Incorporation, and all rights conferred on Stockholders herein are granted subject to this reservation.

ARTICLE FOURTEEN

CAPTIONS

The captions used in this Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

{Remainder of Page Intentionally Left Blank}

IN WITNESS WHEREOF, the Corporation has caused this Restatement of the Certificate of Incorporation to be duly executed on its behalf by its undersigned Chief Executive Officer this 14th day of June, 2010.

/s/ MICHAEL L. PAXTON

Michal L. Paxton

Vice President, Chief Financial Officer, Secretary and Treasurer

[Signature Page to Restatement of Certificate of Incorporation]